                                 EXHIBIT 21.1

SCOPUS TECHNOLOGY, INC.
LIST OF SUBSIDIARIES





NAME OF SUBSIDIARY                         JURISDICTION OF INCORPORATION            OWNERSHIP PERCENTAGE
----------------------------------------------------------------------------------------------------------
Scopus Technology U.K. Limited                     United Kingdom                                  100%

Scopus Technology Canada Inc.                          Canada                                      100%

Scopus Technology France SARL                          France                                      100%


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